As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BABYLON HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey, Channel Islands	98-1638964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Bee Cave Road
Building 1 — Suite 400
Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Babylon Holdings Limited 2021 Equity Incentive Plan with Non-Employee Sub-Plan
(Full title of the plan)

Babylon Inc.
2500 Bee Cave Road
Building 1 — Suite 400
Austin, Texas 78746
(Name and address of agent for service)

(512) 967-3787
(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Julia A. Thompson R. Charles Cassidy III Latham & Watkins LLP 811 Main Street Suite 3700 Houston, TX 77002 Tel.: (713) 546-5400	Manny Rivera, Esq. Deputy General Counsel, US Corporate and Securities Babylon Inc. 2500 Bee Cave Road Building 1 – Suite 400 Austin, Texas 78746 Tel.: (646) 481-6605

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Babylon Holdings Limited (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 1,349,610 Class A ordinary shares, par value $0.001056433113 per share (“Ordinary Shares”), of the Registrant reserved for issuance pursuant to future awards under the Babylon Holdings Limited 2021 Equity Incentive Plan with Non-Employee Sub-Plan (the “2021 Plan”). Such additional Ordinary Shares represent the sum of the following:

•	1,242,936 Ordinary Shares that were added to the shares authorized for issuance pursuant to future awards under the 2021 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such evergreen provision, the total number of Ordinary Shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the least of: (i) 1,813,408 Ordinary Shares; (ii) 5% of the total number of all classes of shares of the Registrant that have been issued as at December 31st of the preceding calendar year, in each case, subject to applicable law and the Registrant having sufficient authorized but unissued shares; and (iii) such number of Ordinary Shares as the Registrant’s board of directors may designate prior to the applicable January 1; and

•	106,674 Ordinary Shares that were added to the shares authorized for issuance pursuant to future awards under the 2021 Plan, calculated from January 2, 2022 through January 1, 2023, pursuant to the share recycling provisions of the 2021 Plan, which provide for recycling of a maximum of 956,091 Ordinary Shares underlying options subsisting as of October 21, 2021 under the Registrant’s Long Term Incentive Plan and Company Share Option Plan, which have expired, lapsed, terminated or meet other recycling criteria set forth in the 2021 Plan.

These additional Ordinary Shares are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-263632) was filed with the Commission on March 17, 2022 (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023 (the “2022 10-K”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 9, 2023 (excluding Items 2.02 and 7.01 and any exhibits included with such Items), March 9, 2023, March 20, 2023, April 4, 2023, and April 18, 2023; and

(c)	The Registrant’s description of securities contained in Form 8-A12B filed with the Commission on October 21, 2021, as updated by Exhibit 4.1 to the 2022 10-K.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission, including information under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such item shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Included herein	Form	Filing Date	Exhibit Number
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant		20-F	3/30/22	1.1

3.2	Amended and Restated Memorandum of Association of the Registrant, effective December 15, 2022		10-K	3/16/23	3.1

4.1	Specimen Class A Ordinary Share Certificate of the Registrant		F-4/A	9/15/21	4.1

4.2	2021 Equity Incentive Plan with Non-Employee Sub-Plan		20-F	3/30/22	4.13

4.3	Adjustment to 2021 Equity Incentive Plan		10-K	3/16/23	10.13

5.1	Opinion of Walkers (Jersey) LLP	X

23.1	Consent of KPMG LLP, independent registered public accounting firm	X

23.2	Consent of Walkers (Jersey) LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (contained on the signature pages hereto)	X

107	Calculation of Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on the 21st day of April 2023.

BABYLON HOLDINGS LIMITED

By:	/s/ Ali Parsadoust
Name: Ali Parsadoust
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Ali Parsadoust, David Humphreys and Martin J.E. Arms, jointly, as such individual’s true and lawful attorneys-in-fact and agents with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Ali Parsadoust	Chief Executive Officer and Director	April 21, 2023
Ali Parsadoust	(Principal Executive Officer)

/s/ David Humphreys	Chief Financial Officer	April 21, 2023
David Humphreys	(Principal Financial and Accounting Officer)

Director
Per Brilioth

/s/ Eugene I. Davis	Director	April 21, 2023
Eugene I. Davis

/s/ Georgi Ganev	Director	April 21, 2023
Georgi Ganev

/s/ Mairi Johnson	Director	April 21, 2023
Mairi Johnson

/s/ David Warren	Director	April 21, 2023
David Warren

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement on April  21, 2023.

BABYLON INC.

By:	/s/ Paul-Henri Ferrand
Name: Paul-Henri Ferrand
Title: President, Chief Executive Officer and Secretary